

HOULIHAN LOKEY

Yongye International Inc.

Presentation to the Special Committee of the Board of Directors

September 23, 2013

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

Confidential

Table of Contents



Transaction Overview

Summary of Selected Transaction Terms[1]

- Parties to the Transaction (as defined below)
  - Yongye International, Inc., a Nevada corporation ("Yongye" or "Company")
  - Yongye International Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands ("Parent")
  - Yongye International Merger Sub Limited, a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub")
  - The "Rollover Holders":
    - Mr. Zishen Wu ("Mr. Wu" or the "Chairman")
    - Full Alliance International Limited, a British Virgin Islands company ("Full Alliance" or "Holdco")
    - MSPEA Agriculture Holdings Limited ("MSPEA")
    - Ms. Xingmei Zhong ("Ms Zhong") as sole shareholder of Holdco
    - Lead Rich International Limited ("Lead Rich")
    - Certain other stockholders of the Company (the "Other Rollover Holders" and collectively with Mr. Wu, Holdco, MSPEA, Lead Rich, the "Buyer Group")
- Transaction Structure
  - Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Transaction")
- Form of Consideration
  - Cash Only: each Company share (a "Common Share" or, collectively, the "Common Shares") excluding any Excluded Shares (which includes the Rollover Shares) will be converted into the right to receive $6.69 in cash without interest (the "Per Share Merger Consideration")
  - "Rollover Shares" meaning all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company (the "Preferred Shares") and the Common Shares held by each of the Rollover Holders
  - "Excluded Shares" meaning Rollover Shares and Common Shares owned by the Company or any Company subsidiary
- Certain Closing Conditions
  - Vote requirements: Subject to the (i) affirmative vote of the holders of at least a majority of the issued and outstanding Common Shares and Preferred Shares, voting together as a single class, (ii) affirmative vote or consent of the holders of at least a majority of the issued and outstanding Preferred Shares and (iii) affirmative vote of the holders of at least a majority of the issued and outstanding Common Shares (other than the Excluded Shares)
- Company Termination Fee
  - US$4.0 million
- Parent Termination Fee
  - US$10.0 million
- Company Expenses
  - Buyer Group to reimburse the Company up to US$2.0 million in Company expenses in the event shareholders do not vote in favor of the Transaction and the Transaction is terminated by Company or Parent
- Go-Shop Period
  - Go-shop period of 40 days to commence after signing of the Agreement

Source: Draft dated September 15, 2013 of the Agreement and Plan of Merger among Full Alliance International Limited, Yongye International Limited, Yongye International Merger Sub Limited and Yongye International, Inc. (the "Agreement")
Note:
1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this su[...]alified by the terms and conditions of the Agreement.

DRAFT

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

	Security	Shares Outstanding[1]	Per Share Transaction Consideration	
	Shares	50.7	$6.69	
Implied Values				
Implied Common Equity				$339.1
Adjustments:				
Debt[2]				96.8
Preferred Stock[3]				59.5
Minority Interest[2]				25.9
Cash[4]				(61.6)
Implied Enterprise Value				$459.7
Implied Transaction Multiples				
Revenue[5]				Implied Multiple
LTM				0.84x
FY 2013E				0.79x
FY 2014P				0.63x
EBITDA[5]				
LTM				2.5x
FY 2013E				3.0x
FY 2014P				2.5x
Adjusted EBITDA[6]				
LTM				19.1x
FY 2013E				7.9x
FY 2014P				9.8x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement 10/15/2012[7]	Closing Stock Price[8]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (9/20/2013)	$5.98	11.9%
1 Day	$4.79	39.7%
5 Day Average	$5.98	11.9%
10 Day Average	$5.98	11.9%
1 Month Average	$4.57	46.5%
3 Month Average	$4.00	67.2%
6 Month Average	$3.56	87.8%
1 Year Average	$3.83	74.7%
52 Week High (11/09/2011)[9]	$5.90	13.4%
52 Week Low (05/21/2012)[9]	$2.60	157.3%
Up-list Price (9/3/2009)[10]	$7.50	-10.8%

Notes:

1. Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
2. Debt and minority interest per Company 10-Q filing dated 8/9/2013 for the quarterly period ended 6/30/2013
3. Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
4. Cash balance excludes US$99.0 million in cash necessary to finance short-term operations as related to the Company's seasonal business model per Yongye management estimates, and US$94.0 million for imminent building of new manufacturing facility
5. LTM Revenue and EBITDA per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013; projections based on Yongye management forecast
6. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
7. Date of public announcement of Transaction proposal
8. Share prices per Capital IQ
9. 52-week period prior to going private announcement
10. The Company up-listed from OTCBB to NasdaqGS on 9/3/2009
LTM refers to the most recently completed twelve month period for which financial information has been made public
FY refers to fiscal year

Summary of Market Check Process

- As directed and approved by the Special Committee, a market check period began on December 5, 2012 with initial indications of interest due on January 9, 2013
  - Number of parties contacted during the 35 day market check process: 29 strategic parties and 31 financial parties
  - Number of parties that expressed an interest in receiving additional information: 3 financial parties
  - Number of parties that executed confidentiality agreements: 2 financial parties
  - Number of parties that submitted preliminary indications of interest: 0
  - Number of parties that attended a management meeting, which consisted of a diligence call with Company CFO: 1 financial party
  - Number of parties that submitted final proposals: 0

Stock Trading History

Share Price & Volume History


Closing Stock Price (US$)
Daily Volume (millions)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Per Share Merger Consideration $6.69
Current Stock Price $5.98
4/21/2008: Yongye started to trade on OTCBB through reverse merger
9/3/2009: Yongye was up-listed to NASDAQ exchange at US$7.50 per share
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
5/27/2011: Robbins Geller Rudman & Dowd LLP filed class action suit against Yongye for the alleged issuance of false and misleading information to investors about the financial and business condition
6/3/2011: Rosen Law Firm filed class action suit against Yongye
6/9/2011: Yongye issued 5,681,818 shares of redeemable preferred series A convertible shares to MSPEA, with gross proceeds of US$50 million
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
3/18/2013: NASDAQ halted trading in Yongye's common stock
6/17/2013: Yongye's stock resumed trading
4/21/08
9/18/08
2/15/09
7/15/09
12/12/09
5/11/10
10/8/10
3/7/11
8/4/11
1/1/12
5/30/12
10/27/12
3/26/13
9/20/13
Daily Volume
Last Sale Price

Price & Volume Statistics

52 Week High (08/19/2013)	$6.34	1-week avg. daily volume	141,330
52 Week Low (09/21/2012)	$4.36	1-month avg. daily volume	171,320
All Time High (10/14/2009)	$12.00	3-month avg. daily volume	271,310
All Time Low (02/12/2009)	$0.65	6-month avg. daily volume	358,670

Source: Capital IQ

DRAFT

Relative Stock Performance

Indexed Stock Price Performance Since Up-listing (September 3, 2009)



170.0%
150.0%
130.0%
110.0%
90.0%
70.0%
50.0%
30.0%
Indexed Prices
9/3/09
11/12/09
1/21/10
4/1/10
6/10/10
8/19/10
10/28/10
1/6/11
3/17/11
5/26/11
8/4/11
10/13/11
12/22/11
3/1/12
5/10/12
7/19/12
9/27/12
12/6/12
2/14/13
4/25/13
7/4/13
9/20/13
S&P 500 Index: +70.4%
Yongye: -13.3%
Selected Emerging Market Companies²: -30.4%
Selected Chinese Companies¹ : -41.6%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ

Notes:

1. Selected Chinese Companies include: Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Companies include: Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals and Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)



Financial Analysis

Financial Analyses Summary

Implied Per Share Equity Value Reference Range[1,2,3,4]


$12.00
$9.00
$6.00
$3.00
$0.00
Price Per Share
$9.51
$6.26
$9.12
$5.67
$10.60
$6.27
$4.73
$2.36
$7.94
$4.50
$7.76
$5.00
$11.67
$5.18
$6.74
$4.11
Proposed Per Share Merger Consideration of $6.69
Selected Companies Analysis 0.80x - 1.10x LTM 6/30/2013 Revenue
Selected Companies Analysis 0.70x - 1.00x NFY 12/31/2013 Revenue
Selected Companies Analysis 0.60x - 0.90x NFY+1 12/31/2014 Revenue
Selected Companies Analysis 10.0x - 15.0x LTM 6/30/2013 Adjusted EBITDA5
Selected Companies Analysis 6.0x - 9.0x NFY 12/31/2013 Adjusted EBITDA5
Selected Companies Analysis 8.0x - 11.0x NFY+1 12/31/2014 Adjusted EBITDA5
Selected Transactions Analysis 0.70x - 1.30x LTM 6/30/2013 Revenue
Discounted Cash Flow Analysis Discount Rate: 13.0% - 15.0% Adjusted EBITDA5 Exit Multiples: 9.0x - 12.0x

Prior Trading Period[6]	Closing Stock Price	Implied Premium of Offer Price	Prior Trading Period[6]	Closing Stock Price	Implied Premium of Offer Price
Current (9/20/2013)	■ $5.98	■ 11.9%	1 Year Average	■ $3.83	■ 74.7%
1 Day Prior	■ $4.79	■ 39.7%	52 Week Range	■ $2.60-$5.90	■ 13.4%-157.3%
3 Month Average	■ $4.00	■ 67.2%	Up-list Price	■ $7.50	■ -10.8%
6 Month Average	■ $3.56	■ 87.8%	Days Since Last Trading Above Offer Price:	917 Days	

See accompanying footnotes on the following page

DRAFT

Financial Analyses Summary (cont.)

Footnotes

Notes:
No particular weight was attributed to any individual analysis
1. Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
2. Debt and minority interest per Company 10-Q filing dated 8/9/2013 for the quarterly period ended 6/30/2013
3. Cash balance excludes US$99.0 million in cash necessary to finance short-term operations as related to the Company's seasonal business model per Yongye management estimates, and excludes US$94.0 million in cash allocated for capital expenditures for the imminent construction of a new manufacturing facility
4. Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
5. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
6. Trading period prior to announcement date (10/15/2012)
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year for which financial information has not been made public
NFY+1 refers the fiscal year following NFY

Financial Analyses Summary (cont.)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis[1]	
	LTM Revenues		NFY 2013 Revenues		NFY+1 2014 Revenues		LTM Adjusted EBITDA[2]		NFY 2013 Adjusted EBITDA[2]		NFY+1 2014 Adjusted EBITDA[2]		LTM Revenues			
Corresponding Base Amount	$547.6		$582.8		$730.8		$24.0		$58.1		$46.7		$547.6			
Selected Multiples Range	0.80x	1.10x	0.70x	1.00x	0.60x	0.90x	10.0x	15.0x	6.0x	9.0x	8.0x	11.0x	0.70x	1.30x		
Implied Enterprise Value from Operations Reference Range	$438.1	$602.4	$408.0	$582.8	$438.5	$657.7	$240.1	$360.1	$348.6	$522.9	$373.9	$514.1	$383.3	$711.9	$328.8	$462.1
Add: Cash and Cash Equivalents[3]	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6	$61.6
Less: Preferred Stock[4]	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5
Less: Minority Interest as of 06/30/2013	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9	$25.9
Implied Total Enterprise Value Reference Range	$414.3	$578.6	$384.2	$559.0	$414.7	$633.9	$216.3	$336.3	$324.8	$499.1	$350.1	$490.3	$359.5	$688.1	$305.0	$438.3
Less: Total Debt as of 06/30/2013	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8	$96.8
Implied Total Equity Value Reference Range	$317.5	$481.8	$287.4	$462.2	$317.9	$537.1	$119.5	$239.5	$228.0	$402.3	$253.3	$393.5	$262.7	$591.3	$208.2	$341.5
Shares Outstanding[5]	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7
Implied Per Share Reference Range	$6.26	$9.51	$5.67	$9.12	$6.27	$10.60	$2.36	$4.73	$4.50	$7.94	$5.00	$7.76	$5.18	$11.67	$4.11	$6.74

Source: Financial items are based on Yongye's public filings; NFY and NFY+1 revenue and adjusted EBITDA based on Company management projections

Note:

1.Excludes depreciation and amortization estimated for the imminent construction of a new manufacturing facility

2.Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities

3.Cash balance excludes US$99.0 million in cash necessary to finance short-term operations as related to the Company's seasonal business model per Yongye management estimates, and US$94.0 million for imminent building of new manufacturing facility

4.Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management

5.Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

LTM refers to the most recently completed twelve month period for which financial information has been made public

NFY refers to the next fiscal year for which financial information has not been made public

NFY+1 refers the fiscal year following NFY

DRAFT

Historical and Projected Financial Performance[1]

(US$ in millions)

	Fiscal Year Ended December 31,				LTM	Fiscal Year Ending December 31,					12A-17P
	2009	2010	2011	2012	6/30/2013	2013E	2014E	2015E	2016E	2017E	CAGR[2]
Revenue	$98.1	$214.1	$390.4	$443.0	$547.6	$582.8	$730.8	$882.1	$1,057.0	$1,277.7	23.6%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*	*13.5%*		*31.6%*	*25.4%*	*20.7%*	*19.8%*	*20.9%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(180.6)	(218.3)	(242.4)	(310.6)	(381.1)	(464.0)	(568.6)	
Gross Profit	$52.1	$119.3	$228.3	$262.4	$329.3	$340.4	$420.2	$501.0	$593.0	$709.1	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.2%*	*60.1%*	*58.4%*	*57.5%*	*56.8%*	*56.1%*	*55.5%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(118.2)	(146.7)	(181.0)	(227.1)	(284.2)	(354.7)	(445.2)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.6)	(20.0)	(19.5)	(23.4)	(28.1)	(33.7)	(40.4)	
Depreciation & Amortization	0.6	3.7	8.6	15.7	18.3	14.0	16.6	19.1	19.4	19.4	
Reversal of Allowance for Doubtful Accounts	0.0	0.0	0.0	(6.3)	0.0	0.0	0.0	0.0	0.0	0.0	
EBITDA	$32.0	$63.5	$114.2	$137.0	$180.8	$153.9	$186.3	$207.9	$224.0	$242.9	12.1%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*30.9%*	*33.0%*	*26.4%*	*25.5%*	*23.6%*	*21.2%*	*19.0%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(15.7)	(18.3)	(14.0)	(16.6)	(19.1)	(19.4)	(19.4)	
EBIT	$31.4	$59.8	$105.6	$121.3	$162.5	$139.9	$169.7	$188.7	$204.6	$223.5	13.0%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*27.4%*	*29.7%*	*24.0%*	*23.2%*	*21.4%*	*19.4%*	*17.5%*	
EBITDA	$32.0	$63.5	$114.2	$137.0	$180.8	$153.9	$186.3	$207.9	$224.0	$242.9	
Change in Net Working Capital[3]	(84.5)	(16.6)	(146.0)	(112.9)	(156.8)	(95.8)	(139.5)	(155.4)	(168.7)	(183.5)	
Adjusted EBITDA	($52.5)	$46.9	($31.9)	$24.1	$24.0	$58.1	$46.7	$52.5	$55.3	$59.5	19.8%
Adjusted EBITDA Margin %	*-53.5%*	*21.9%*	*-8.2%*	*5.4%*	*4.4%*	*10.0%*	*6.4%*	*5.9%*	*5.2%*	*4.7%*	

Source: Company Filings, Capital IQ, projections provided by Company Management
Note:
1. All numbers based on GAAP reporting metrics, unless noted otherwise
2. CAGR refers to Compound Annual Growth Rate
3. Net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public

DRAFT

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 9/20/2013 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	EV / Adjusted EBITDA[3] LTM (x)	EV / Adjusted EBITDA[3] NFY (x)	EV / Adjusted EBITDA[3] NFY+1 (x)
Selected China Companies													
Sinofert Holdings Ltd.	SEHK	$0.18	$1,250.3	$1,953.3	0.30x	0.28x	0.26x	8.9x	7.7x	7.1x	NMF	NMF	13.1x
Nanjing Redsun Co. Ltd.	SZSE	2.83	1,434.4	1,923.4	1.63x	1.31x	1.22x	15.5x	12.5x	16.2x	17.5x	NMF	NMF
Anhui Liuguo Chemical Co., Ltd.	SHSE	1.06	554.7	898.2	0.98x	0.80x	0.70x	NMF	NA	NA	5.4x	NA	NA
Stanley Fertilizer Co., Ltd.	SZSE	4.64	1,019.3	865.1	1.00x	0.81x	0.62x	12.4x	10.2x	8.4x	11.3x	7.2x	5.3x
Chongqing JianFeng Chemical Co., Ltd	SZSE	0.68	405.0	711.3	1.25x	1.13x	1.06x	10.8x	12.9x	12.7x	6.1x	5.1x	17.0x
Liuzhou Chemical Industry Co., Ltd.	SHSE	0.74	294.2	574.8	1.37x	1.16x	1.05x	9.3x	9.1x	8.4x	4.3x	7.5x	8.3x
Ko Yo Chemical Group Limited	SEHK	0.01	69.6	570.7	NMF	2.00x	1.39x	18.5x	10.4x	9.4x	NMF	NA	NA
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	1.60	474.4	503.6	1.55x	1.15x	0.83x	13.4x	7.5x	5.9x	4.7x	8.5x	10.3x
Guangxi Hechi Chemical Co., Ltd.	SZSE	0.79	231.1	251.5	1.85x	NA	NA	NMF	NA	NA	12.0x	NA	NA
Migao Corporation	TSX	0.89	46.9	138.8	0.48x	0.55x	0.42x	NMF	NMF	7.6x	10.4x	NA	NA
China Green Agriculture, Inc.	NYSE	3.81	114.1	55.2	0.25x	NA	NA	0.8x	NA	NA	2.3x	NA	NA
High			$1,434.4	$1,953.3	1.85x	2.00x	1.39x	18.5x	12.9x	16.2x	17.5x	8.5x	17.0x
Low			$69.6	$251.5	0.30x	0.28x	0.26x	8.9x	7.5x	5.9x	4.3x	5.1x	5.3x
Mean			$535.8	$767.8	1.07x	1.02x	0.84x	11.2x	10.0x	9.5x	8.2x	7.1x	10.8x
Median			$405.0	$574.8	1.12x	1.13x	0.83x	11.6x	10.2x	8.4x	6.1x	7.4x	10.3x

Sources: Capital IQ, Company public filings, analyst reports, projections provided by Company
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
Company Equity Market Value based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
3. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NFY refers to the next fiscal year for which financial information has not been made public
NFY+1 refers the fiscal year following NFY
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 9/20/2013

DRAFT

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 9/20/2013 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	EV / Adjusted EBITDA[3] LTM (x)	EV / Adjusted EBITDA[3] NFY (x)	EV / Adjusted EBITDA[3] NFY+1 (x)
Selected Emerging Market Companies													
OJSC PhosAgro	LSE	$9.90	$3,846.2	$4,969.7	1.46x	1.48x	1.46x	5.0x	5.6x	5.8x	5.5x	5.8x	5.5x
Coromandel International Ltd.	BSE	3.69	1,044.6	1,471.1	1.02x	0.88x	0.77x	13.8x	9.7x	8.1x	NMF	NMF	23.1x
National Fertilizers Ltd.	BSE	0.32	158.7	921.7	0.90x	NA	NA	NMF	NA	NA	NMF	NA	NA
Gubre Fabrikalari Turk Anonim Sirketi	IBSE	7.15	597.1	851.6	0.77x	0.68x	0.68x	2.6x	NA	NA	3.3x	NA	NA
Fertilizantes Heringer S/A	BOVESPA	3.37	163.4	564.0	0.23x	0.23x	0.20x	5.2x	4.8x	5.0x	7.6x	NA	NA
Gujarat State Fertilizers & Chemicals Ltd.	BSE	0.80	317.5	531.3	0.57x	0.50x	0.48x	5.3x	4.0x	3.4x	NMF	NMF	2.4x
Rashtriya Chemicals And Fertilizers Ltd.	BSE	0.49	272.1	525.7	0.48x	0.47x	0.41x	5.4x	6.2x	5.2x	NMF	6.2x	8.5x
Joint Stock Company Dorogobuzh	MICEX	0.48	348.9	518.0	1.05x	NA	NA	3.3x	NA	NA	NMF	NA	NA
Fauji Fertilizer Bin Qasim Ltd.	KASE	0.37	346.5	453.9	0.84x	0.90x	0.89x	4.5x	NA	NA	3.4x	NA	NA
Mangalore Chemicals & Fertilizers Ltd.	BSE	0.83	98.2	289.0	0.65x	NA	NA	9.7x	NA	NA	25.6x	NA	NA
Sinon Corporation	TSEC	0.49	163.7	277.4	0.55x	NA	NA	8.1x	NA	NA	18.9x	NA	NA
Agritech Ltd.	KASE	0.11	43.4	273.6	NMF	NA	NA	NMF	NA	NA	10.6x	NA	NA
Madras Fertilizers Ltd.	NSEI	0.22	34.9	82.8	0.20x	NA	NA	2.0x	NA	NA	0.9x	NA	NA
High			$3,846.2	$4,969.7	1.46x	1.48x	1.46x	13.8x	9.7x	8.1x	25.6x	6.2x	23.1x
Low			$34.9	$82.8	0.20x	0.23x	0.20x	2.0x	4.0x	3.4x	0.9x	5.8x	2.4x
Mean			$571.9	$902.3	0.73x	0.73x	0.70x	5.9x	6.1x	5.5x	9.5x	6.0x	9.9x
Median			$272.1	$525.7	0.71x	0.68x	0.68x	5.2x	5.6x	5.2x	6.6x	6.0x	7.0x

Sources: Capital IQ, Company public filings, analyst reports, projections provided by Company
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
Company Equity Market Value based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
3. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NFY refers to the next fiscal year for which financial information has not been made public
NFY+1 refers the fiscal year following NFY
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 9/20/2013

DRAFT

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %
Change-of-Control M&A Transactions										
09/09/2013	Hubei Sanonda Co. Ltd.	Celsius Property B.V.	China	65%	$261.9	$449.0	$83.3	0.58x	3.1x	18.5%
01/08/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	China	80%	79.1	240.3	(20.0)	0.33x	NM	NM
01/08/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	China	99%	3.3	NA	NA	NA	NA	NA
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	China	100%	1.3	NA	NA	NA	NA	NA
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	NA	157.8	NA	NA	NA	NA	NA
06/26/2012	Henan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	China	100%	10.8	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	China	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	212.5	NA	NA	NA	NA	NA
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	Private Investor	China	65%	10.0	1.9	NA	5.30x	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	14.5	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	China	100%	0.9	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co.,Ltd.	Shandong Huayang Science and Technology Co., Ltd.	China	100%	NA	83.3	6.8	NA	NA	8.2%
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	China	100%	NA	120.1	8.7	NA	NA	7.2%
			Median			$120.1	$7.7	0.58x	3.1x	8.2%
			Mean			178.9	19.7	2.07x	3.1x	11.3%
Non-Change-of-Control M&A Transactions										
07/31/2013	Boyuan Group, Bodashidi Plant	LG International Corp.	China	29%	$317.2	NA	NA	NA	NA	NA
05/31/2013	SDIC Xinjiang Luobupo Potash Co., Ltd.	Xinjiang Guannong Fruit & Antler Group Co., Ltd.	China	NA	NA	726.5	NA	NA	NA	NA
01/04/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd.	China	5%	NA	87.1	(4.8)	NA	NA	NM
07/19/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	China	NA	NA	146.8	1.4	NA	NA	1.0%
07/16/2012	Shandong Huayang Technology Co.,Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	196.5	95.3	4.5	2.06x	43.5x	4.7%
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	NA	166.9	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	China	49%	86.6	NA	NA	NA	NA	NA
05/08/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	41.6	58.9	NA	0.71x	NA	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co.,Ltd.	Youngor Investment Co., Ltd.	China	11%	1,170.9	1,304.4	108.0	0.90x	10.8x	8.3%
02/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	China	36%	730.1	NA	NA	NA	NA	NA
02/08/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	289.6	23.9	NA	NA	8.3%
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	568.2	71.9	NA	NA	12.7%
11/09/2011	Shaanxi Xinghua Chemistry Co.,Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	China	NA	NA	204.8	44.9	NA	NA	21.9%
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,468.4	184.1	NA	NA	12.5%
05/09/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	China	NA	NA	NA	NA	NA	NA	NA
03/21/2011	Yunnan Tianteng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	China	11%	5.8	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	252.0	77.3	6.7	3.26x	37.7x	8.6%
			Median			$204.8	$23.9	1.48x	37.7x	8.5%
			Mean			457.0	49.0	1.73x	30.7x	9.7%
			Overall							
			Median			$175.8	$8.7	0.90x	24.3x	8.3%
			Mean			370.1	39.9	1.88x	23.8x	10.2%
			High			1,468.4	184.1	5.30x	43.5x	21.9%
			Low			1.9	(20.0)	0.33x	3.1x	1.0%

Source: Capital IQ
NA refers to not available figure
No transaction used in this analysis for comparative purposes is identical to the Transaction
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
% acquired calculation based on common shares
Adjusted EBITDA was not used as there was limited or no working capital data available for the target companies

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %
Change-of-Control M&A Transactions										
07/19/2013	Eisai Seikaken Co.,Ltd.	Lawson Inc.	Japan	70%	NA	$14.7	NA	NA	NA	NA
06/25/2013	TJ Technologies, Inc.	Novozymes A/S	United States	100%	NA	15.0	NA	NA	NA	NA
02/06/2013	Rosier S.A.	Borealis AG	Belgium	57%	98.9	376.8	9.9	0.26x	10.0x	2.6%
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	United States	75%	86.7	NA	NA	NA	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro S.A. - Petrobras	Brazil	100%	234.0	NA	NA	NA	NA	NA
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100%	750.0	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65%	26.4	19.3	0.4	1.37x	60.2x	2.3%
08/16/2012	Agritech Limited	Faysal Bank; Askari Bank; Soneri Bank	Pakistan	80%	400.8	56.6	19.8	7.08x	20.2x	35.0%
07/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	South Africa	100%	9.5	14.2	NA	0.67x	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100%	0.6	4.2	NA	0.14x	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	NA	465.5	1,121.4	228.6	0.42x	2.0x	20.4%
05/08/2012	K+S Nitrogen GmbH	OJSC Mineral and Chemical Company	Germany	100%	181.9	1,503.0	NA	0.12x	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC	CJSC Holding Company Siberian Business Union	Russia	100%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	Brazil	51%	362.7	130.0	NA	2.79x	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90%	84.7	67.8	NA	1.25x	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100%	30.8	96.1	NA	0.32x	NA	NA
06/20/2011	COMPO GmbH & Co. KG	Triton	Germany	100%	293.6	576.2	NA	0.51x	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100%	44.0	60.0	NA	0.73x	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	70%	166.0	142.6	21.6	1.16x	7.7x	15.1%
05/02/2011	Agrium Italia S.p.A.	Agrium Europe S.A.	Spain	100%	27.0	200.0	NA	0.14x	NA	NA
04/11/2011	Antonio Fuentes Mendez S.A.U.	ICL Fertilizers Ltd.	Spain	100%	289.1	163.3	NA	1.77x	NA	NA
03/17/2011	Cleancrop UK Limited	Silos (UK) Limited	United Kingdom	100%	65.3	113.1	NA	0.58x	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100%	16.4	36.4	NA	0.45x	NA	NA
				Median		$104.6	$20.7	0.62x	8.8x	17.8%
				Mean		284.4	83.7	1.15x	17.4x	16.3%
Non-Change-of-Control M&A Transactions										
08/26/2013	YOUNG-IL Chemical Co., Ltd.	NongHyup Agribusiness Group Inc.	South Korea	10%	$42.5	NA	NA	NA	NM	NA
04/16/2013	Plant Health Care plc	Quorum plc	United Kingdom	1%	76.6	7.8	(6.1)	9.89x	NM	NM
04/10/2013	Mangalore Chemicals & Fertilizers Limited	Adventz Investments and Holdings Limited	India	8%	318.5	509.9	39.1	0.62x	8.1x	7.7%
01/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	49%	66.9	90.6	17.4	0.74x	3.8x	19.2%
01/22/2013	Browns Investments PLC	Brown & Company PLC	United States	9%	83.9	21.2	0.4	3.96x	NM	NM
09/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	Canada	12%	370.2	5.9	(20.7)	NM	NM	NM
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24%	329.0	486.1	NA	0.68x	NA	NA
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	5%	6.4	1.7	(0.2)	3.75x	NM	NM
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	Russia	0%	6,340.5	2,843.6	957.8	2.23x	6.6x	33.7%
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25%	50.6	145.1	NA	0.35x	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20%	8,822.0	1,931.0	414.0	4.57x	21.3x	21.4%
05/30/2011	Sabero Organics Gujarat Limited	Coromandel International Limited	India	42%	139.2	91.5	9.4	1.52x	14.8x	10.3%
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	2%	1,994.3	2,302.2	198.6	0.87x	10.0x	8.6%
02/14/2011	Fumakilla Ltd.	S.T. Corporation	Japan	NA	193.3	274.7	2.9	0.70x	66.5x	1.1%
				Median		$145.1	$9.4	1.19x	10.0x	10.3%
				Mean		670.1	146.6	2.49x	18.8x	14.6%
				Overall						
				Median		$113.1	$17.4	0.74x	10.0x	15.1%
				Mean		436.4	124.4	1.69x	18.2x	15.4%
				High		2,843.6	957.8	9.89x	66.5x	35.0%
				Low		1.7	(20.7)	0.12x	2.0x	1.1%

Source: Capital IQ
Notes: NA refers to not available
No transaction used in this analysis for comparative purposes is identical to the Transaction
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
% acquired calculation based on common shares
Adjusted EBITDA was not used as there was limited or no working capital data available for the target companies

DRAFT

Discounted Cash Flow Analysis[1]

(dollars in millions[, except per share values])

	Projected FYE December 31,				
	2013E[2]	2014E	2015E	2016E	2017E
Revenue	$130.9	$730.8	$882.1	$1,057.0	$1,277.7
Revenue Growth %		25.4%	20.7%	19.8%	20.9%
Cost of Goods Sold	(58.6)	(307.5)	(375.4)	(458.1)	(562.6)
Selling, General & Administrative	(51.7)	(227.1)	(284.2)	(354.7)	(445.2)
R&D Expenses	(4.0)	(23.4)	(28.1)	(33.7)	(40.4)
Depreciation and Amortization[3]	2.1	13.5	13.5	13.5	13.5
EBITDA	$18.8	$186.3	$207.9	$224.0	$242.9
EBITDA Margin %	14.3%	25.5%	23.6%	21.2%	19.0%
Depreciation and Amortization[3]	(2.1)	(13.5)	(13.5)	(13.5)	(13.5)
EBIT	$16.7	$172.8	$194.4	$210.5	$229.5
Taxes[4]	(4.7)	(32.8)	(36.9)	(40.0)	(43.6)
Unlevered Earnings	$12.0	$140.0	$157.5	$170.5	$185.9
Depreciation and Amortization[3]	2.1	13.5	13.5	13.5	13.5
Capital Expenditures[5]	(2.0)	(2.6)	(3.9)	(4.6)	(5.1)
Change in Debt Free Net Working Capital[6]	(142.1)	(116.1)	(93.3)	(103.6)	(117.2)
Unlevered Free Cash Flows	($130.0)	$34.7	$73.8	$75.8	$77.1

2017E Adjusted EBITDA	
2017E EBITDA	$242.9
Change in Net Working Capital[7]	(183.5)
2017E Adjusted EBITDA	$59.5

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	9.0x	10.5x	12.0x
13.0%	84.1%	86.1%	87.6%
13.5%	84.3%	86.3%	87.8%
14.0%	84.6%	86.5%	88.0%
14.5%	84.8%	86.7%	88.2%
15.0%	85.1%	87.0%	88.4%

Discount Rate	Present Value of Cash Flows 2013 - 2017	+	PV of Terminal Value as a Multiple of 2017 Adjusted EBITDA			=	Implied Enterprise Value			-	Net Debt[8] and Other	=	Implied Total Equity Value			=	Implied Equity Value Per Share[9]		
			9.0x	10.5x	12.0x		9.0x	10.5x	12.0x				9.0x	10.5x	12.0x		9.0x	10.5x	12.0x
13.0%	$57.4		$303.6	$354.2	$404.7		$361.0	$411.5	$462.1		$120.6		$240.4	$291.0	$341.5		$4.74	$5.74	$6.74
13.5%	$55.2		$297.4	$347.0	$396.5		$352.6	$402.2	$451.8		$120.6		$232.0	$281.6	$331.2		$4.58	$5.56	$6.53
14.0%	$53.1	+	$291.4	$340.0	$388.5	=	$344.5	$393.1	$441.6	-	$120.6	=	$223.9	$272.5	$321.1	=	$4.42	$5.38	$6.33
14.5%	$51.0		$285.5	$333.1	$380.7		$336.6	$384.2	$431.8		$120.6		$216.0	$263.6	$311.2		$4.26	$5.20	$6.14
15.0%	$49.0		$279.8	$326.5	$373.1		$328.8	$375.5	$422.1		$120.6		$208.2	$254.9	$301.5		$4.11	$5.03	$5.95

Source: Based on projections provided by Company management

Notes:

1. Present values as of 9/20/2013 using mid-year convention

2. Represents a 3.4 month stub period with valuation date as of 9/20/2013, capital expenditures and net working capital projections per Company management estimates for the remainder of fiscal 2013

3. Excludes depreciation and amortization estimated for the imminent construction of a new manufacturing facility

4. Tax rate per Company management estimate

5. Capital expenditures of US$94.0 million for the new manufacturing facility not included given imminent construction of the facility. These capital expenditures are treated as cash required for operation. Company management forecast includes intended benefits of the new facility

6. Debt free net working capital = (current asset – cash and cash equivalents) – (current liabilities – current debt)

7. Net working capital = current asset – current liabilities

8. Includes net debt and minority interest as of 6/30/2013; cash balance excludes US$99.0 million in cash necessary to finance short-term operations as related to the Company's seasonal business model per Yongye management estimates, and excludes US$94.0 million in cash allocated for capital expenditures for the imminent construction of a new manufacturing facility; preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management

9. Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

DRAFT



Appendices



Appendices

Supplemental Information

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions

Trading Statistics of Cancelled Transactions

Announced Date	Cancelled Date	Company Name	Days from Announce to Cancellation	Pre-Announce Price ($)	Offer Price ($)	Current Price ($)	Return over Offer Price (%)	Return over Pre-Announce Price (%)
4/17/2012	7/24/2013	Shengtai Pharmaceutical Inc.	463	$1.10	$1.65	$0.40	-75.8%	-63.7%
3/15/2013	3/25/2013	Ambow Education Holding Ltd.	10	$1.01	$1.46	$0.95	-35.0%	-6.0%
10/15/2012	11/14/2012	China Shengda Packaging Group Inc.	30	$0.91	$1.40	$1.05	-25.0%	15.4%
11/23/2011	9/5/2012	Andatee China Marine Fuel Services Co.	287	$3.49	$4.21	$0.63	-85.0%	-81.9%
9/27/2011	10/4/2011	China Ceramics Co., Ltd.	7	$2.52	NA[1]	$2.84	NA[1]	12.7%
7/26/2011	7/12/2012	China Advanced Construction Materials Group	352	$27.60	$31.80	$3.50	-89.0%	-87.3%
5/16/2011	9/15/2011	Cninsure Inc.	122	$13.16	$19.00	$4.80	-74.7%	-63.5%
9/9/2010	4/7/2011	Qiao Xing Mobile Communication Co., Ltd.	210	$3.55	$1.54	NA[2]	NA[2]	NA[2]
Mean							-64.1%	-39.2%
Median							-75.3%	-63.5%
Max							-25.0%	15.4%
Min							-89.0%	-87.3%

Source: Capital IQ

Notes: 1. China Ceramics Co. Ltd announced the receipt of going private proposal on 9/27/2011 without an offer price

2. Qiao Xing Mobile Communication Co., Ltd. was revoked by SEC on 8/23/2012 due to failure to file with the Commission annual reports on Form 20-F for the year ended December 31, 2011

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions (cont.)

Shengtai Pharmaceutical Inc.


$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
0.1
0.1
0.1
0.1
0.0
0.0
-
Volume (in millions)
09/16/08
12/16/09
03/16/11
06/16/12
09/12/13

Ambow Education Holding Ltd.


$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Close Price
2.5
2.0
1.5
1.0
0.5
-
Volume (in millions)
08/06/10
04/06/11
12/06/11
08/06/12
03/22/13

China Shengda Packaging Group Inc.


$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
-
Volume (in millions)
06/01/10
07/01/11
08/01/12
09/16/13

Andatee China Marine Fuel Services Co.


$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Close Price
3.0
2.5
2.0
1.5
1.0
0.5
-
Volume (in millions)
01/26/10
04/26/11
07/26/12
09/16/13

Closed Price ◆ Announced Date ◆ Cancellation Date

Source: Capital IQ, news

DRAFT

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions (cont.)

China Ceramics Co., Ltd.[1]


$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
ClosePrice
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
-
Volume (in millions)
11/23/09
02/23/11
05/23/12
09/16/13

China Advanced Construction Materials Group


$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Close Price
0.2
0.1
0.1
0.1
0.1
0.1
0.0
0.0
-
Volume (in millions)
10/02/08
01/02/10
04/02/11
07/02/12
09/16/13

Cninsure Inc.


$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
ClosePrice
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
Volume (in millions)
09/16/08
12/16/09
03/16/11
06/16/12
09/16/13

Qiao Xing Mobile Communication Co., Ltd.[2]


$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
2.5
2.0
1.5
1.0
0.5
-
Volume (in millions)
09/16/08
06/16/09
03/16/10
12/16/10
09/16/11
06/16/12

Closed Price ◆ Announced Date ◆ Cancellation Date

Source: Capital IQ, news

Notes: 1. China Ceramics Co. Ltd announced the receipt of going private proposal on 9/27/2011 without an offer price

2. Qiao Xing Mobile Communication Co., Ltd. was revoked by SEC on 8/23/2012 due to failure to file with the Commission annual reports on Form 20-F for the year ended December 31, 2011

Selected Premiums Paid Data

Selected Agrochemicals and Agricultural Products Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year
(One Month Before Announcement in %)



50%
40%
30%
20%
10%
0%
12.4%
55.2%
21.3%
32.7%
16.9%
37.4%
Proposal: 49.2%
Overall Historical Median: 26.8%
2008
2009
2010
2011
2012
2013
Number of Transactions:
7
2
7
9
6
6

Median One-Month Implied Premiums Paid by Number of Transactions
(From 2008 to Sep 2013)



Proposal: 49.2%
12
10
8
6
4
2
0
9
5
5
6
8
1
3
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 37

Selected Global Majority Shareholder Take Private Transactions

Median Implied Premiums Paid by Year
(One Month Before Announcement in %)



50%
40%
30%
20%
10%
0%
Proposal: 49.2%
Overall Historical Median: 17.8%
18.1%
23.3%
18.7%
10.3%
17.1%
24.2%
2008
2009
2010
2011
2012
2013
Number of Transactions:
113
101
101
78
96
48

Median One-Month Implied Premiums Paid by Number of Transactions
(From 2008 to Sep 2013)



Proposal: 49.2%
160
120
80
40
0
103
143
102
82
36
20
51
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 537

Source: Capital IQ
Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value

DRAFT

Selected Premiums Paid Data (cont.)

Selected Global Take-Private Transactions

Median Implied Premiums Paid by Year
(One Month Before Announcement in %)


50%
40%
30%
20%
10%
0%
Proposal: 49.2%
Overall Historical Median: 30.2%
32.8%
28.1%
33.9%
26.4%
29.3%
27.0%
2008
2009
2010
2011
2012
2013
Number of Transactions:
103
77
98
92
82
56

Median One-Month Implied Premiums Paid by Number of Transactions
(From 2008 to Sep 2013)


Proposal: 49.2%
140
120
100
80
60
40
20
0
29
95
129
99
58
31
67
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 508

Selected Global Management Buy-Out Transactions

Median Implied Premiums Paid by Year
(One Month Before Announcement in %)


50%
40%
30%
20%
10%
0%
Proposal: 49.2%
Overall Historical Median: 37.6%
46.5%
45.8%
38.1%
36.7%
32.5%
28.9%
2008
2009
2010
2011
2012
2013
Number of Transactions:
24
17
14
21
21
8

Median One-Month Implied Premiums Paid by Number of Transactions
(From 2008 to Sep 2013)


Proposal: 49.2%
30
25
20
15
10
5
0
3
12
28
17
15
6
24
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 105

Source: Capital IQ
Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value

DRAFT

Selected Premiums Paid Data (cont.)

Selected China & Hong Kong Change-of-Control M&A Transactions


Median Implied Premiums Paid by Year
(One Month Before Announcement in %)
50%
40%
30%
20%
10%
0%
Proposal: 49.2%
Overall Historical Median: 24.2%
20.7%
29.6%
31.1%
8.6%
40.7%
29.6%
2008
2009
2010
2011
2012
2013
Number of Transactions:
9
9
9
8
11
6


Median One-Month Implied Premiums Paid by Number of Transactions
(From 2008 to Sep 2013)
Proposal: 49.2%
25
20
15
10
5
0
21
9
8
3
2
9
<15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 52

Source: Capital IQ

DRAFT



Appendices

Additional Financial Data

Benchmarking Analysis[1]

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$6,409.1
Nanjing Redsun Co. Ltd.	$1,180.7
Anhui Liuguo Chemical Co., Ltd.	$914.4
Stanley Fertilizer Co., Ltd.	$864.0
Chongqing JianFeng Chemical Co., Ltd	$569.9
Yongye International	$547.6
Liuzhou Chemical Industry Co., Ltd.	$418.2
Anhui Sierte Fertilizer Industry Co., Ltd.	$325.8
Migao Corporation	$288.0
China Green Agriculture, Inc.	$216.9
Ko Yo Chemical Group Limited	$205.5
Guangxi Hechi Chemical Co., Ltd.	$135.8

Size[2] (EV as of 09/20/2013, millions)	
Sinofert Holdings Ltd.	$1,953.3
Nanjing Redsun Co. Ltd.	$1,923.4
Anhui Liuguo Chemical Co., Ltd.	$898.2
Stanley Fertilizer Co., Ltd.	$865.1
Chongqing JianFeng Chemical Co., Ltd	$711.3
Liuzhou Chemical Industry Co., Ltd.	$574.8
Ko Yo Chemical Group Limited	$570.7
Anhui Sierte Fertilizer Industry Co., Ltd.	$503.6
Yongye International	$423.7
Guangxi Hechi Chemical Co., Ltd.	$251.5
Migao Corporation	$138.8
China Green Agriculture, Inc.	$55.2

Historical Growth (2-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	47.5%
Yongye International	43.8%
Nanjing Redsun Co. Ltd.	37.3%
Stanley Fertilizer Co., Ltd.	32.0%
Chongqing JianFeng Chemical Co., Ltd	26.4%
Guangxi Hechi Chemical Co., Ltd.	23.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	19.7%
Sinofert Holdings Ltd.	18.6%
Liuzhou Chemical Industry Co., Ltd.	16.2%
China Green Agriculture, Inc.	9.9%
Migao Corporation	-2.8%
Ko Yo Chemical Group Limited	-6.1%

Historical Growth (1-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	77.3%
Chongqing JianFeng Chemical Co., Ltd	28.4%
Nanjing Redsun Co. Ltd.	23.9%
Guangxi Hechi Chemical Co., Ltd.	20.3%
Yongye International	13.5%
Sinofert Holdings Ltd.	12.3%
Stanley Fertilizer Co., Ltd.	10.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	7.9%
Liuzhou Chemical Industry Co., Ltd.	3.2%
China Green Agriculture, Inc.	-0.3%
Ko Yo Chemical Group Limited	-6.6%
Migao Corporation	-25.6%

Historical Growth (2-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	106.3%
Yongye International	46.8%
Sinofert Holdings Ltd.	42.6%
Guangxi Hechi Chemical Co., Ltd.	36.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	24.4%
China Green Agriculture, Inc.	22.3%
Stanley Fertilizer Co., Ltd.	18.8%
Chongqing JianFeng Chemical Co., Ltd	15.9%
Anhui Liuguo Chemical Co., Ltd.	10.7%
Liuzhou Chemical Industry Co., Ltd.	6.2%
Ko Yo Chemical Group Limited	-15.2%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	104.7%
Chongqing JianFeng Chemical Co., Ltd	42.6%
Yongye International	20.0%
China Green Agriculture, Inc.	14.2%
Stanley Fertilizer Co., Ltd.	12.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.8%
Sinofert Holdings Ltd.	11.2%
Liuzhou Chemical Industry Co., Ltd.	-8.1%
Guangxi Hechi Chemical Co., Ltd.	-13.7%
Anhui Liuguo Chemical Co., Ltd.	-25.5%
Ko Yo Chemical Group Limited	-37.0%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year Adjusted EBITDA[3])	
Nanjing Redsun Co. Ltd.	172.6%
China Green Agriculture, Inc.	23.3%
Anhui Liuguo Chemical Co., Ltd.	-12.6%
Sinofert Holdings Ltd.	-31.6%
Liuzhou Chemical Industry Co., Ltd.	-65.0%
Guangxi Hechi Chemical Co., Ltd.	-74.5%
Ko Yo Chemical Group Limited	-75.3%
Yongye International	NMF
Migao Corporation	NMF
Anhui Sierte Fertilizer Industry Co., Ltd.	NMF
Stanley Fertilizer Co., Ltd.	NMF
Chongqing JianFeng Chemical Co., Ltd	NMF

Projected Growth (1-Fiscal Year Revenue)	
Anhui Sierte Fertilizer Industry Co., Ltd.	45.1%
Ko Yo Chemical Group Limited	38.9%
Yongye International	31.6%
Stanley Fertilizer Co., Ltd.	29.2%
Nanjing Redsun Co. Ltd.	25.7%
Anhui Liuguo Chemical Co., Ltd.	15.9%
Chongqing JianFeng Chemical Co., Ltd	15.8%
Liuzhou Chemical Industry Co., Ltd.	8.0%
Sinofert Holdings Ltd.	4.2%
Migao Corporation	-13.4%
Guangxi Hechi Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
3. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis[1] (cont.)

Projected Growth (1-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	77.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	69.5%
Stanley Fertilizer Co., Ltd.	44.9%
Nanjing Redsun Co. Ltd.	30.1%
Yongye International	12.3%
Chongqing JianFeng Chemical Co., Ltd	-5.6%
Sinofert Holdings Ltd.	-11.5%
Liuzhou Chemical Industry Co., Ltd.	-14.8%
Migao Corporation	NMF
Anhui Liuguo Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA

Projected Growth (1-Fiscal Year Adjusted EBITDA[2])	
Yongye International	141.5%
Liuzhou Chemical Industry Co., Ltd.	69.7%
Stanley Fertilizer Co., Ltd.	46.2%
Nanjing Redsun Co. Ltd.	-34.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	-43.0%
Ko Yo Chemical Group Limited	NA
Migao Corporation	NA
Anhui Liuguo Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA
Chongqing JianFeng Chemical Co., Ltd	NMF
Sinofert Holdings Ltd.	NMF

Profitability (LTM EBITDA to LTM Revenue)	
Yongye International	33.0%
China Green Agriculture, Inc.	32.3%
Ko Yo Chemical Group Limited	15.0%
Liuzhou Chemical Industry Co., Ltd.	14.7%
Chongqing JianFeng Chemical Co., Ltd	11.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.5%
Nanjing Redsun Co. Ltd.	10.5%
Stanley Fertilizer Co., Ltd.	8.1%
Guangxi Hechi Chemical Co., Ltd.	7.8%
Anhui Liuguo Chemical Co., Ltd.	4.5%
Sinofert Holdings Ltd.	3.4%
Migao Corporation	-2.2%

Profitability (LTM Adjusted EBITDA[2] to LTM Revenue)	
Anhui Sierte Fertilizer Industry Co., Ltd.	32.7%
Liuzhou Chemical Industry Co., Ltd.	32.0%
Chongqing JianFeng Chemical Co., Ltd	20.5%
Anhui Liuguo Chemical Co., Ltd.	18.3%
Guangxi Hechi Chemical Co., Ltd.	15.4%
China Green Agriculture, Inc.	11.1%
Nanjing Redsun Co. Ltd.	9.3%
Stanley Fertilizer Co., Ltd.	8.9%
Migao Corporation	4.6%
Yongye International	4.4%
Sinofert Holdings Ltd.	-1.0%
Ko Yo Chemical Group Limited	-14.2%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Guangxi Hechi Chemical Co., Ltd.	118.0%
Liuzhou Chemical Industry Co., Ltd.	73.2%
Anhui Liuguo Chemical Co., Ltd.	66.1%
Chongqing JianFeng Chemical Co., Ltd	57.8%
Ko Yo Chemical Group Limited	39.7%
Nanjing Redsun Co. Ltd.	29.8%
Sinofert Holdings Ltd.	28.5%
China Green Agriculture, Inc.	21.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	20.4%
Stanley Fertilizer Co., Ltd.	10.3%
Yongye International	10.1%
Migao Corporation	NMF

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	48.4%
Chongqing JianFeng Chemical Co., Ltd	17.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	16.2%
China Green Agriculture, Inc.	14.9%
Stanley Fertilizer Co., Ltd.	11.1%
Anhui Liuguo Chemical Co., Ltd.	8.8%
Guangxi Hechi Chemical Co., Ltd.	6.6%
Liuzhou Chemical Industry Co., Ltd.	5.1%
Nanjing Redsun Co. Ltd.	2.6%
Migao Corporation	1.7%
Sinofert Holdings Ltd.	1.0%
Yongye International	0.4%

Liquidity (Current Ratio as of 09/13/2013)	
China Green Agriculture, Inc.	4.4
Yongye International	3.5
Stanley Fertilizer Co., Ltd.	2.2
Migao Corporation	1.8
Chongqing JianFeng Chemical Co., Ltd	1.5
Anhui Sierte Fertilizer Industry Co., Ltd.	1.5
Sinofert Holdings Ltd.	1.3
Nanjing Redsun Co. Ltd.	1.0
Anhui Liuguo Chemical Co., Ltd.	0.9
Ko Yo Chemical Group Limited	0.9
Guangxi Hechi Chemical Co., Ltd.	0.6
Liuzhou Chemical Industry Co., Ltd.	0.6

Leverage[3] (Debt to EV as of 09/20/2013)	
Migao Corporation	135.2%
Ko Yo Chemical Group Limited	99.6%
Chongqing JianFeng Chemical Co., Ltd	51.3%
Liuzhou Chemical Industry Co., Ltd.	49.1%
Anhui Liuguo Chemical Co., Ltd.	39.5%
Sinofert Holdings Ltd.	36.2%
China Green Agriculture, Inc.	29.2%
Guangxi Hechi Chemical Co., Ltd.	26.8%
Nanjing Redsun Co. Ltd.	24.0%
Yongye International	22.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	17.8%
Stanley Fertilizer Co., Ltd.	3.8%

Notes:
1. No company used for comparative purposes is identical to the Company
2. Adjusted EBITDA = EBITDA – change in net working capital; net working capital = current assets – current liabilities
3. Based on public trading prices of common stock
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

DRAFT

Benchmarking Analysis[1] (cont.)

Average Account Receivable Turnover Days (LTM Period)	
Yongye International	153.3
Migao Corporation	143.1
China Green Agriculture, Inc.	124.0
Guangxi Hechi Chemical Co., Ltd.	32.6
Liuzhou Chemical Industry Co., Ltd.	29.1
Sinofert Holdings Ltd.	18.2
Nanjing Redsun Co. Ltd.	12.7
Anhui Sierte Fertilizer Industry Co., Ltd.	11.1
Anhui Liuguo Chemical Co., Ltd.	9.7
Ko Yo Chemical Group Limited	4.7
Stanley Fertilizer Co., Ltd.	1.6
Chongqing JianFeng Chemical Co., Ltd	0.4

Average Inventory Turnover Days (LTM Period)	
Yongye International	172.5
Guangxi Hechi Chemical Co., Ltd.	121.7
Anhui Sierte Fertilizer Industry Co., Ltd.	106.9
Migao Corporation	102.2
Nanjing Redsun Co. Ltd.	101.0
Liuzhou Chemical Industry Co., Ltd.	90.2
China Green Agriculture, Inc.	83.8
Stanley Fertilizer Co., Ltd.	78.6
Anhui Liuguo Chemical Co., Ltd.	77.2
Sinofert Holdings Ltd.	58.9
Chongqing JianFeng Chemical Co., Ltd	37.5
Ko Yo Chemical Group Limited	19.5

Average Account Payable Turnover Days (LTM Period)	
Guangxi Hechi Chemical Co., Ltd.	232.7
Nanjing Redsun Co. Ltd.	104.6
Stanley Fertilizer Co., Ltd.	83.1
Anhui Liuguo Chemical Co., Ltd.	61.7
Anhui Sierte Fertilizer Industry Co., Ltd.	53.4
Sinofert Holdings Ltd.	52.6
Liuzhou Chemical Industry Co., Ltd.	34.9
Yongye International	30.1
Chongqing JianFeng Chemical Co., Ltd	22.4
Migao Corporation	22.0
China Green Agriculture, Inc.	13.1
Ko Yo Chemical Group Limited	8.7

Average Cash Conversion Cycle[2] (LTM Period)	
Yongye International	295.7
Migao Corporation	223.3
China Green Agriculture, Inc.	194.7
Liuzhou Chemical Industry Co., Ltd.	84.4
Anhui Sierte Fertilizer Industry Co., Ltd.	64.6
Anhui Liuguo Chemical Co., Ltd.	25.2
Sinofert Holdings Ltd.	24.6
Chongqing JianFeng Chemical Co., Ltd	15.6
Ko Yo Chemical Group Limited	15.4
Nanjing Redsun Co. Ltd.	9.1
Stanley Fertilizer Co., Ltd.	(3.0)
Guangxi Hechi Chemical Co., Ltd.	(78.5)

Average Account Receivable Turnover Days (Fiscal Year 2012)	
Migao Corporation	210.9
Yongye International	184.8
China Green Agriculture, Inc.	124.0
Guangxi Hechi Chemical Co., Ltd.	28.2
Liuzhou Chemical Industry Co., Ltd.	17.8
Sinofert Holdings Ltd.	12.7
Nanjing Redsun Co. Ltd.	10.3
Anhui Liuguo Chemical Co., Ltd.	3.4
Ko Yo Chemical Group Limited	3.3
Anhui Sierte Fertilizer Industry Co., Ltd.	3.0
Chongqing JianFeng Chemical Co., Ltd	0.3
Stanley Fertilizer Co., Ltd.	0.0

Average Inventory Turnover Days (Fiscal Year 2012)	
Yongye International	207.5
Guangxi Hechi Chemical Co., Ltd.	120.9
Nanjing Redsun Co. Ltd.	97.1
Stanley Fertilizer Co., Ltd.	91.7
China Green Agriculture, Inc.	83.8
Liuzhou Chemical Industry Co., Ltd.	83.2
Migao Corporation	80.4
Anhui Liuguo Chemical Co., Ltd.	80.1
Anhui Sierte Fertilizer Industry Co., Ltd.	65.5
Sinofert Holdings Ltd.	60.4
Chongqing JianFeng Chemical Co., Ltd	36.6
Ko Yo Chemical Group Limited	18.3

Average Account Payable Turnover Days (Fiscal Year 2012)	
Guangxi Hechi Chemical Co., Ltd.	159.7
Nanjing Redsun Co. Ltd.	104.2
Stanley Fertilizer Co., Ltd.	64.5
Anhui Liuguo Chemical Co., Ltd.	54.0
Sinofert Holdings Ltd.	45.2
Liuzhou Chemical Industry Co., Ltd.	32.8
Migao Corporation	23.4
Anhui Sierte Fertilizer Industry Co., Ltd.	23.2
Yongye International	21.9
Chongqing JianFeng Chemical Co., Ltd	21.4
Ko Yo Chemical Group Limited	13.3
China Green Agriculture, Inc.	13.1

Average Cash Conversion Cycle[2] (Fiscal Year 2012)	
Yongye International	370.4
Migao Corporation	267.9
China Green Agriculture, Inc.	194.7
Liuzhou Chemical Industry Co., Ltd.	68.2
Anhui Sierte Fertilizer Industry Co., Ltd.	45.4
Anhui Liuguo Chemical Co., Ltd.	29.5
Sinofert Holdings Ltd.	27.9
Stanley Fertilizer Co., Ltd.	27.2
Chongqing JianFeng Chemical Co., Ltd	15.5
Ko Yo Chemical Group Limited	8.2
Nanjing Redsun Co. Ltd.	3.2
Guangxi Hechi Chemical Co., Ltd.	(10.7)

Notes:
1. No company used for comparative purposes is identical to the Company
2. Average cash conversion cycle = average account receivable turnover days + average inventory turnover days – average account payable turnover days
LTM refers to the most recently completed twelve month period for which financial information has been made public

DRAFT

Benchmarking Analysis[1] (cont.)

Average Net Working Capital[2] to Revenue % (LTM Period)	
Yongye International	74.5%
China Green Agriculture, Inc.	70.2%
Migao Corporation	65.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	37.3%
Stanley Fertilizer Co., Ltd.	28.1%
Chongqing JianFeng Chemical Co., Ltd	17.0%
Sinofert Holdings Ltd.	3.1%
Anhui Liuguo Chemical Co., Ltd.	0.3%
Nanjing Redsun Co. Ltd.	-2.1%
Liuzhou Chemical Industry Co., Ltd.	-25.6%
Ko Yo Chemical Group Limited	-45.8%
Guangxi Hechi Chemical Co., Ltd.	-54.5%

Average Net Working Capital[2] to Revenue % (Fiscal Year 2012)	
Yongye International	73.8%
Migao Corporation	65.8%
China Green Agriculture, Inc.	50.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	46.9%
Chongqing JianFeng Chemical Co., Ltd	32.6%
Stanley Fertilizer Co., Ltd.	28.0%
Sinofert Holdings Ltd.	5.0%
Anhui Liuguo Chemical Co., Ltd.	2.7%
Nanjing Redsun Co. Ltd.	-3.8%
Liuzhou Chemical Industry Co., Ltd.	-31.6%
Ko Yo Chemical Group Limited	-35.5%
Guangxi Hechi Chemical Co., Ltd.	-50.2%

Average Debt Free Net Working Capital[3] to Revenue % (LTM Period)	
Ko Yo Chemical Group Limited	107.9%
Migao Corporation	96.5%
Yongye International	54.6%
China Green Agriculture, Inc.	43.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	41.1%
Nanjing Redsun Co. Ltd.	27.7%
Liuzhou Chemical Industry Co., Ltd.	22.9%
Chongqing JianFeng Chemical Co., Ltd	10.0%
Anhui Liuguo Chemical Co., Ltd.	9.4%
Sinofert Holdings Ltd.	7.7%
Stanley Fertilizer Co., Ltd.	1.8%
Guangxi Hechi Chemical Co., Ltd.	-23.2%

Average Debt Free Net Working Capital[3] to Revenue % (Fiscal Year 2012)	
Migao Corporation	104.8%
Ko Yo Chemical Group Limited	80.4%
Yongye International	70.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	46.3%
China Green Agriculture, Inc.	22.5%
Liuzhou Chemical Industry Co., Ltd.	20.4%
Chongqing JianFeng Chemical Co., Ltd	19.6%
Nanjing Redsun Co. Ltd.	17.1%
Sinofert Holdings Ltd.	7.6%
Anhui Liuguo Chemical Co., Ltd.	6.0%
Stanley Fertilizer Co., Ltd.	3.5%
Guangxi Hechi Chemical Co., Ltd.	-15.2%

Notes:
1. No company used for comparative purposes is identical to the Company
2. Net working capital = current assets – current liabilities
3. Debt free net working capital = (current assets – cash and cash equivalents) – (current liabilities – current debt)
LTM refers to the most recently completed twelve month period for which financial information has been made public

Disclaimer

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